As filed with the Securities and Exchange Commission on February 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0602661
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

675 West Kendall Street, Henri A. Termeer Square Cambridge, Massachusetts 02142	02142
(Address of Principal Executive Offices)	(Zip Code)

2018 Stock Incentive Plan

Amended and Restated 2004 Employee Stock Purchase Plan

(Full Title of the Plans)

John M. Maraganore, Ph.D.

Chief Executive Officer

Alnylam Pharmaceuticals, Inc.

675 West Kendall Street,

Henri A. Termeer Square

Cambridge, Massachusetts 02142

(Name and Address of Agent For Service)

(617) 551-8200

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share:
—2018 Stock Incentive Plan	7,000,000(2)	$157.18(4)	$1,100,260,000(4)	$120,038.37
—Amended and Restated 2004 Employee Stock Purchase Plan	750,000(3)	$133.60(5)	$100,200,000(5)	$10,932
TOTAL:	7,750,000		$1,200,460,000	$130,971

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Represents 7,000,000 shares of common stock that were added to the shares authorized for issuance under the 2018 Stock Incentive Plan, as amended (the “2018 Plan”), pursuant to an amendment to the 2018 Plan approved by the Registrant’s board of directors (the “Board”) on March 1, 2020 and its stockholders on May 6, 2020.

(3)

Represents 750,000 shares of common stock that were added to the shares authorized for issuance under the Amended and Restated 2004 Employee Stock Purchase Plan, as amended (the “ESPP”), pursuant to an amendment to the ESPP approved by the Registrant’s Board on March 1, 2020 and its stockholders on May 6, 2020.

(4)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $157.18 per share, which is the average of the high and low prices of common stock on February 4, 2021, as reported on the Nasdaq Global Select Market.

(5)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of eighty-five percent (85%) of $157.18 per share, which is the average of the high and low prices of common stock on February 4, 2021, as reported on the Nasdaq Global Select Market. Pursuant to the ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be at least eighty-five (85%) of the lower of the fair market value of a share of common stock on the first day of trading of the offering period or on the exercise date.

EXPLANATORY NOTE

On March 1, 2020, the board of directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Registrant”) approved an amendment to the Registrant’s 2018 Stock Incentive Plan, as amended (the “2018 Plan”), pursuant to which the number of shares of common stock, par value $0.01 per share (“Common Stock”) reserved and available for issuance under the 2018 Plan increased by 7,000,000 shares subject to stockholder approval, which was received on May 6, 2020. This Registration Statement on Form S-8 registers these 7,000,000 additional shares of Common Stock. The additional shares available for issuance under the 2018 Plan are of the same class as other securities relating to the 2018 Plan for which the Registrant’s registration statements filed on Form S-8 (Registration No. 333-226533) on August 2, 2018, and on Form S-8 (Registration No. 333-236409) on February 13, 2020, are effective.

On March 1, 2020, the Board also approved an amendment to the Registrant’s Amended and Restated 2004 Employee Stock Purchase Plan, as amended (the “ESPP”), pursuant to which the number of shares of Common Stock reserved and available for issuance under the ESPP increased by 750,000 shares subject to stockholder approval, which was received on May 6, 2020. The additional shares available for issuance under the ESPP are of the same class as other securities relating to the ESPP for which the Registrant’s registration statements filed on Form S-8 (File No. 333-116151) on June 3, 2004, on Form S-8 (File No. 333-172370) on February 18, 2011, and on Form S-8 (Registration No. 333-219840) on August 9, 2017, are effective.

The information contained in the Registrant’s prior registration statements on Form S-8 is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description

5.1	Opinion of Goodwin Procter LLP, counsel to the Registrant.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (included on the signature page of this registration statement).

99.1	2018 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 6, 2019 (File No. 001-36407) for the quarterly period ended June 30, 2019).

99.2	Second Amendment to 2018 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed on August 6, 2020 (File No. 001-36407) for the quarterly period ended June 30, 2020).

99.3	Amended and Restated 2004 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 2, 2019 (File No. 001-36407) for the quarterly period ended March 31, 2019).

99.4	Amendment to Amended and Restated 2004 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed on August 6, 2020 (File No. 001-36407) for the quarterly period ended June 30, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 11th day of February, 2021.

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ John M. Maraganore
John M. Maraganore, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Alnylam Pharmaceuticals, Inc., hereby severally constitute and appoint John M. Maraganore and Jeffrey V. Poulton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Alnylam Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Maraganore, Ph.D. John M. Maraganore, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2021

/s/ Jeffrey V. Poulton Jeffrey V. Poulton	Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2021

/s/ Dennis A. Ausiello, M.D. Dennis A. Ausiello, M.D.	Director	February 11, 2021

/s/ Michael W. Bonney Michael W. Bonney	Director	February 11, 2021

/s/ Olivier Brandicourt, M.D. Olivier Brandicourt, M.D.	Director	February 11, 2021

/s/ Marsha H. Fanucci Marsha H. Fanucci	Director	February 11, 2021

/s/ Margaret A. Hamburg, M.D. Margaret A. Hamburg, M.D.	Director	February 11, 2021

/s/ Steven M. Paul, M.D. Steven M. Paul, M.D.	Director	February 11, 2021

/s/ David E.I. Pyott David E.I. Pyott	Director	February 11, 2021

/s/ Colleen F. Reitan Colleen F. Reitan	Director	February 11, 2021

/s/ Colleen F. Reitan Colleen F. Reitan	Director	February 11, 2021

/s/ Phillip A. Sharp, Ph.D. Phillip A. Sharp, Ph.D.	Director	February 11, 2021